PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of April 23, 2015, by ACORN ENERGY, INC. (“Pledgor”) in favor of Square 1 Bank (“Bank”).

RECITALS

Bank has entered into a transaction with Gridsense Inc. (“Borrower”), pursuant to a Loan and Security Agreement dated as of November 2, 2012, as may be amended from time to time (the “Loan Agreement”). Pledgor owns certain equity securities of the Borrower and expects to derive economic benefit from Bank’s dealing with Borrower in accordance with the Loan Agreement, and has entered into an Unconditional Guaranty dated on or about December 30, 2013 with respect to the present and future obligations of Borrower to Bank (as amended from time to time, including without limitation by that certain Amendment to and Affirmation of Unconditional Guaranty dated July 16, 2014, the “Guaranty”). Pledgor has agreed, for good and valuable consideration, to secure a portion of its obligations under the Guaranty with the money market account described on attached Exhibit A (the “Account”). All terms used without definition in this Agreement shall have the meaning assigned to them in the Loan Agreement. All terms used without definition in this Agreement or in the Loan Agreement shall have the meaning assigned to them in the Code.

NOW, THEREFORE, Pledgor and Bank agree as follows:

1. Pledge of Collateral.

(a) Pledgor hereby pledges to Bank and grants to Bank a security interest in the Account, together with all proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of Pledgor’s obligations (the “Obligations”) with respect to, or arising out of, the Guaranty.

(b) Pledgor authorizes Bank to file such financing statements, and take such other actions as Bank determines from time to time may be necessary or appropriate to perfect the security interest granted hereunder.

(c) The pledge of a security interest in the Pledged Collateral hereunder remains in effect for the term of this Agreement notwithstanding any release by Bank of any other collateral in connection with the Loan Agreement or the Guaranty or any other agreement in effect between the Bank and the Pledgor, now or hereafter arising.

2. Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Bank that:

(a) The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens, encumbrances, options or other restrictions created by Pledgor;

(b) Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Bank and no disability or contractual obligation exists that would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

(c) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings; and

(d) Pledgor shall at all times maintain a balance in the Account not less than $500,000.00.

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(e) Pledgor shall not transfer, encumber, dispose of, withdraw, or otherwise direct the payment of any proceeds, interest, or amounts payable with respect to the Pledged Collateral for so long as it is subject to this Agreement.

All the above representations and warranties shall survive the making of this Agreement.

3. Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a) The occurrence and continuance of an Event of Default under the Loan Agreement or the Guaranty or in any other present or future agreement between Pledgor and Bank; or

(b) The breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement.

4. Bank’s Remedies Upon Default.

Upon the occurrence of an Event of Default, Bank shall have the right to exercise all such rights as a secured party under the Code as it, in its sole judgment, shall deem necessary or appropriate.

5. Waivers; Indemnification.

(a) Demand; Protest. Except as otherwise provided in this Agreement, Pledgor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

(b) Indemnification. Pledgor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and affiliates against all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Pledgor, under this Agreement or the Guaranty (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

6. Notices. Unless otherwise later agreed to in writing, all notices or demands by any party regarding this Agreement shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Pledgor or to Bank, as the case may be at the addresses set forth on the signature page hereto.

7. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of North Carolina without regard to principles of conflicts of law. Jurisdiction shall lie in the State of North Carolina. All disputes, controversies, claims, actions and similar proceedings arising with respect to your account or any related agreement or transaction shall be brought in the General Court of Justice of North Carolina sitting in Durham County, North Carolina or the United States District Court for the Middle District of North Carolina except as provided below with respect to arbitration of such matters. GUARANTOR ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. GUARANTOR, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT, WITH COUNSEL OF ITS CHOICE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT GUARANTOR MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTION OF ANY OF THEM. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY GUARANTOR, EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BANK. If the jury waiver set forth in this Section 7 is not enforceable, then any dispute, controversy, claim, action or similar proceeding arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein shall be settled by final and binding arbitration held in Durham County, North Carolina in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with those rules. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment upon any award resulting from arbitration may be entered into and enforced by any state or federal court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

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8. General Provisions.

8.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Pledgor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

8.2 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

8.3 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

8.4 Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and with any other written agreement concerning the Obligations previously entered into by the parties.

8.5 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

8.6 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Pledgor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 5(b) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

8.7 Term. This Agreement shall remain in effect so long as any Obligation, whether or not contingent or unliquidated, now or hereafter arising, remains in existence.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Bank:

SQUARE 1 BANK

By:
Title:

Address for Notices:
Loan Operations Manager
406 Blackwell Street, Suite 240, Durham, NC 27701

Pledgor:

ACORN ENERGY, INC.

By:
Title:

Address for Notices:

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EXHIBIT A

Money Market Account No. 4092644, held at Square 1 Bank, in the minimum amount of $500,000, in the name of ACORN ENERGY, INC. and any and all subsequent replacements thereof.

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